THE INFORMATION IN THIS PRELIMINARY PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ARE NOT AN OFFER TO SELL THESE SECURITIES AND THEY ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Filed Pursuant to Rule 424(b)(5)

Registration No. 333-280243

SUBJECT TO COMPLETION, DATED APRIL 16, 2025

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated June 14, 2024)

___ Units

CALIBERCOS INC.

Each Unit Consisting of One Share of Class A Common Stock and

One Right to Receive a portion of One Share of Class A Common Stock

We are offering ____ units (the “Units”) at an offering price of $0.__ per Unit pursuant to this prospectus supplement and the accompanying base prospectus. This offering is being underwritten on a firm commitment basis.

Each Unit consists of one share of our Class A common stock, par value $0.0001 per share (the “Shares”), and one right (the “Rights”), as described in more detail in this prospectus. Upon such date as the closing price of our Class A common stock on the Nasdaq Capital Market equals or exceeds $1.25 (the “Trigger Price”) for five consecutive trading days (the “Rights Trigger Event”), each Right will automatically convert into a portion of one share of Class A common stock . As a result, you must hold Rights in multiples of ___ (_) in order to receive shares for all of your rights upon the occurrence of the Rights Trigger Event. The Rights expire on the nine (9) month anniversary of the closing of this offering.

Following the closing of this offering, and assuming approval by the Company's stockholders, the Company anticipates effecting a reverse split ratio at a ratio in the range between 1:5 to 1:20, inclusive (the "Reverse Split"). The Reverse Split and any future recapitalization, stock split, reverse stock split, reorganization, split-up, spin-off, exchange of Class A common stock, repurchase or other change in the corporate structure of the Company affecting the Class A common stock will proportionately adjust the shares of Class A common stock underlying the Rights and the Trigger Price.

Our shares of Class A common stock are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “CWD.” The last reported closing price of our shares of Class A common stock on Nasdaq Capital Market on April __, 2025, was $0.__ per share. There is no established trading market for the Rights and we do not intend to list the Rights on any securities exchange or nationally recognized trading system.

We are an “emerging growth company” and a “smaller reporting company”, each as defined in the federal securities laws and will be subject to reduced public company reporting requirements. See “Prospectus Supplement Summary — Implications of Being an Emerging Growth Company” and “Prospectus Supplement Summary — Implications of Being a Smaller Reporting Company”.

John C. Loeffler, II, our Chief Executive Officer, and Jennifer Schrader, our President, through ownership of all our outstanding shares of Class B common stock, control a majority of the voting power of our outstanding common stock. As a result, we are a “controlled company” within the meaning of the Nasdaq listing rules and we will qualify for exemptions from certain corporate governance requirements. See “Risk Factors – We are a “controlled company” within the meaning of the listing rules of Nasdaq and, as a result, can rely on exemptions from certain corporate governance requirements that provide protection to stockholders of other companies”.

Pursuant to General Instruction I.B.6. of Form S-3, in no event we will sell the securities covered hereby in a public primary offering with a value more than one-third of the aggregate market value of our shares of Class A common stock held by non-affiliates of the Company in any 12-month period so long as the aggregate market value of our outstanding shares of Class A common stock held by non-affiliates remains below $75,000,000. As of the date of this prospectus supplement, the aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates or our public float, was $6,555,901.80 based on 16,174,292 outstanding shares of Class A common stock held by non-affiliates and a per share price of $0.70, which was the highest closing price on Nasdaq Stock Market of our shares of Class A common stock within 60 days before the date of this prospectus. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities (other than this offering) pursuant to General Instruction I.B.6 of Form S-3. We are thus currently eligible to offer and sell up to an aggregate of $2,185,300.60 of our securities pursuant to General Instruction I.B.6 of Form S-3.

We may amend or supplement this prospectus supplement from time to time by filing amendments or supplements as required. You should read the entire prospectus supplement and any amendments or supplements carefully before you make your investment decision.

Investing in these securities involves certain risks. See “Risk Factors” on page S-6 of this prospectus supplement and the accompanying base prospectus, as well as the risk factors incorporated by reference into this prospectus supplement and accompanying base prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

In connection with this offering, we have entered into an underwriting agreement with Craft Capital Management LLC (who we refer to as the Representative), who will act as the representative of the underwriters with respect to the sale of the Units in this offering. Regarding the public offering:

		Per Unit		Total
Public offering price	$	[__]	$	[__]
Underwriting discounts and commissions(1)	$	[__]	$	[__]
Proceeds to us, before expenses	$	[__]	$	[__]

(1)	See “Underwriting” on page S-22 of this prospectus supplement for additional disclosures regarding underwriting compensation and estimated offering expenses.

We expect to deliver the Units against payment in New York, New York on or about April __, 2025.

Sole Bookrunner

Craft Capital Management LLC

The date of this prospectus supplement is April ___, 2025

We have not authorized any other person to give any information or to make any representation other than those contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus. You must not rely upon any information or representation not contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus as if we had authorized it. This prospectus supplement, the accompanying prospectus and any applicable free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated herein and therein by reference and any applicable free writing prospectus is correct on any date after their respective dates, even though this prospectus supplement, the accompanying prospectus or an applicable free writing prospectus is delivered or securities are sold on a later date. Our business, financial condition, results of operations and cash flows may have changed since those dates.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “Commission” or the “SEC”) utilizing the Commission’s “shelf” registration rules. This document consists of two parts, this prospectus supplement, which provides you with specific information about this offering, and the accompanying base prospectus, which provides more general information, some of which may not apply to this offering. When we refer in this prospectus supplement to the term “this prospectus,” we are referring collectively to this prospectus supplement, the accompanying base prospectus and any free-writing prospectus we may utilize pursuant to Rule 433 of the Securities Act.

This prospectus supplement and the documents incorporated by reference herein may add, update or change information contained in the accompanying base prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying base prospectus, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying base prospectus. You should read carefully this prospectus supplement, the accompanying base prospectus and the additional information described under the headings “Where You Can Find Additional Information,” and “Incorporation of Certain Information by Reference” before making an investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus relating to the offering described in this prospectus supplement. Neither we nor the Placement Agent, not authorized any person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.

You should not assume that the information in this prospectus supplement, the accompanying base prospectus or any documents we incorporate by reference herein or therein is accurate as of any date other than the respective dates on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are not, and the Placement Agent is not, offering or selling the securities offered hereby in any jurisdiction or to any person if such offer or sale is not permitted by applicable law, rule or regulation.

Unless the context otherwise requires, all references in this prospectus to “Caliber”, “we,” “us,” “our,” “the “ Company,” “the “Registrant”, or similar words refer to CaliberCos Inc., together with its consolidated subsidiaries.

S-ii

 NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus supplement of the Company and the documents incorporated by reference herein include forward-looking statements that involve risks and uncertainties within the meaning of the Private Securities Litigation Reform Act of 1995. Other than statements of historical fact, all statements made in this prospectus supplement and in the documents incorporated by reference herein are forward-looking, including, but not limited to (a) our projected sales, profitability, and cash flows, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. They are generally identifiable by use of the words “may,” “will,” “should,” “anticipate,” “estimate,” “plans,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements involve risks and uncertainties that are inherently difficult to predict, which could cause actual outcomes and results to differ materially from our expectations, forecasts and assumptions. The following important factors, among others, could affect our future results and could cause those results to differ materially from those expressed in such forward-looking statements:

•	our goals and strategies;

•	our future business development, financial conditions and results of operations fluctuations in interest rates;

•	our expectations regarding demand for and market acceptance of our products and services;

•	projections of revenue, earnings, capital structure and other financial items;

•	competition in our industry;

•	relevant government policies and regulations relating to our industry; and

•	general economic and business conditions in the markets in which we operate.

Any or all of our forward-looking statements in this prospectus supplement may turn out to be inaccurate. They can be affected by inaccurate assumptions we might make or by known or unknown risks or uncertainties. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” incorporated by reference into this prospectus supplement. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. You should not place undue reliance on these forward-looking statements.

We undertake no obligation to update forward-looking statements to reflect subsequent events, changed circumstances or the occurrence of unanticipated events.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary of our business highlights some of the information contained elsewhere in or incorporated by reference into this prospectus supplement or the accompanying base prospectus. Because this is only a summary, it does not contain all of the information that may be important to you. You should carefully read this prospectus supplement and the accompanying base prospectus, including the documents incorporated by reference herein and therein, which are identified under “Incorporation of Certain Information by Reference” in this prospectus supplement and under “Incorporation of Certain Information by Reference” in the accompanying base prospectus. You should also carefully consider the matters discussed in the section in this prospectus supplement entitled “Risk Factors” and in the accompanying base prospectus, in our Annual Report on Form 10-K for the year ended December 31, 2024 and in other documents incorporated herein by reference.

Overview

Over the past 15 years, Caliber has grown into a leading diversified alternative asset management firm, managing more than $2.9 billion in assets under management (“AUM”) and assets under development (“AUD”). Caliber’s primary goal is to enhance the wealth of accredited investors seeking to make investments in middle-market assets. We strive to build wealth for our clients by creating, managing, and servicing middle-market investment funds, private syndications, and direct investments. Through our funds, we invest primarily in real estate, private equity, and debt facilities. We market and fundraise to private investors, family offices, and institutions (“Direct Channel”) and to registered investment advisers and independent broker-dealers (“Wholesale Channel”).

We believe that we provide investors attractive risk-adjusted returns by offering a balance of (i) structured offerings and ease of ownership, (ii) a pipeline of investment opportunities, primarily projects that range in value between $5.0 million and $50.0 million, and (iii) an integrated execution and processing platform. Our investment strategy leverages the local market intelligence and real-time data we gain from our operations to evaluate current investments, generate proprietary transaction flow, and implement various asset management strategies.

As an alternative asset manager, we offer a full suite of support services and employ a vertically integrated approach to investment management. Our asset management activities are complemented with transaction and advisory services, including development and construction management, acquisition and disposition expertise, and fund formation, which we believe differentiate us from other asset management firms. We earn the following fees from providing these services under our asset management platform (the “Platform”):

•	Fund set-up fees are a one-time fee for the initial formation, administration, and set-up of the private equity real estate fund. These fees are recognized at the point in time when the performance under the contract is complete.

•	Fund management fees are generally based on 1.0% to 1.5% of the unreturned capital contributions in a particular fund and include reimbursement for costs incurred on behalf of the fund, including an allocation of certain overhead costs. These customer contracts require the Company to provide management services, representing a performance obligation that the Company satisfies over time. With respect to the Caliber Hospitality Trust, the Company earns a fund management fee of 0.7% of the Caliber Hospitality Trust’s enterprise value and is reimbursed for certain costs incurred on behalf of the Caliber Hospitality Trust.

•	Financing fees are earned for services the Company performs in securing third-party financing on behalf of our private equity real estate funds. These fees are recognized at the point in time when the performance under the contract is complete, which is essentially upon closing of a loan. In addition, the Company earns fees for guaranteeing certain loans, representing a performance obligation that the Company satisfies over time.

•	Real estate development revenues are generally based on 4.0% of the total expected costs of the development or 4.0% of the total expected costs of the construction project for services performed as the principal developer, which include managing and supervising third party developers and general contractors with respect to the development of the properties owned by the funds. Prior to the commencement of construction, development fee revenue is recognized at a point in time as the related performance obligations are satisfied and the customer obtains control of the promised service, including negotiation, due diligence, entitlements, planning, and design activities. During the construction period, development fee revenue is recognized over time as the performance obligations are satisfied.

•	Brokerage fees are earned at a point in time at fixed rates for services performed related to acquisitions, dispositions, leasing, and financing transaction.

•	Performance allocations are an arrangement in which we are entitled to an allocation of investment returns, generated within the investment funds which we manage, based on a contractual formula. We typically receive 15.0% to 35.0% of all cash distributions from (i) the operating cash flow of each fund, after payment to the related fund investors of any accumulated and unpaid priority preferred returns and repayment of preferred capital contributions; and (ii) the cash flow resulting from the sale or refinance of any real estate assets held by each fund, after payment to the related fund investors of any accumulated and unpaid priority preferred returns and repayment of initial preferred capital contributions. Our funds’ preferred returns range from 6.0% to 12.0%, typically 6.0% for common equity or 10.0% to 12.0% for preferred equity, which does not participate in profits. Performance allocations are related to services which have been provided and are recognized when it is determined that they are no longer probable of significant reversal, which is generally satisfied when an underlying fund investment is realized or sold.

We have a number of development, redevelopment, construction, and entitlement projects that are underway or are in the planning stages, which we define as AUD. This category includes projects to be built on undeveloped land and projects to be built and constructed on undeveloped lands, which are not yet owned by our funds. Completing these development activities may ultimately result in income-producing assets, assets we may sell to third parties, or both. As of September 30, 2024, we are involved in the development of 1,796 multifamily units, 697 single family units, 3.7 million square feet of commercial and industrial, and 3.5 million square feet of office and retail. If all of these projects are brought to completion, the total cost capitalized to these projects, which represents total current estimated costs to complete the development and construction of such projects by us or a third party, is $2.1 billion, which we expect would be funded through a combination of undeployed fund cash, third-party equity, project sales, tax credit financing and similar incentives, and secured debt financing. We are under no obligation to complete these projects and may dispose of any such assets at any time. There can be no assurance that AUD will ultimately be developed or constructed because of the nature of the cost of the approval and development process and market demand for a particular use. In addition, the mix of residential and commercial assets under development may change prior to final development. The development of these assets will require significant additional financing or other sources of funding, which may not be available.

Recent Developments

On March 12, 2025, the Company was qualified to sell up to $20.0 million of Series AA cumulative redeemable preferred stock under Regulation A, which includes 800,000 shares at a stated value of $25. The Series AA offers a cumulative monthly dividend at a rate of 9.5% per annum. The preferred stock is convertible into shares of Class A Common stock. The proceeds raised by the offering were used to retire outstanding promissory notes and for general corporate purposes.

On March 20, 2025, the Company entered into a securities purchase agreement with Mast Hill Fund, L.P. (“Mast”), issuing a senior secured promissory note worth up to $1.7 million, a warrant for 200,000 shares of Class A common stock at $0.75 per share, and 200,000 shares of common stock. Simultaneously, the Company also entered into an equity purchase agreement with Mast to sell up to $25.0 million of common stock. This agreement also included a common stock purchase warrant for an additional 200,000 shares at $1.50 per share. The Company proceeds were $1.2 million in cash, net of discounts.

On March 27, 2025 the Company announced the launch of the Caliber 1031 Exchange program which allows accredited investors to participate in the program either by investing $1.0 million or more from proceeds generated from a sale of real estate, or by the Company sponsoring the sale of the investors existing asset and investing those proceeds generated. In its first transaction, the Caliber 1031 Exchange executed a $10.2 million acquisition of a 602-unit self-storage facility in Rifle, Colorado, on behalf of a group of investors through a Tenants-in-Common arrangement. The Company received a real estate commission in the amount of $0.2 million as a result of the transaction.

Implications of Being an “Emerging Growth Company”

We are an “emerging growth company” as defined under the federal securities laws. For so long as we remain an emerging growth company, we are permitted to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include the following:

•	not being required to comply with the auditor attestation requirements in the assessment of our internal controls over financial reporting;
•	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;
•	reduced disclosure obligations regarding executive compensation; and
•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

An emerging growth company may delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected not to take advantage of the extended transition period for complying with new or revised accounting standards provided to emerging growth companies.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year following the fifth anniversary of the completion of our IPO, (ii) the last day of the first fiscal year in which our annual gross revenues exceed $1.235 billion, (iii) the date on which we have, during the immediately preceding three-year period, issued more than $1.0 billion in non-convertible debt securities and (iv) the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeds $700 million as of the end of the second quarter of that fiscal year.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our shares held by non-affiliates equals or exceeds $250 million as of the prior June 30th, or (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our shares held by non-affiliates equals or exceeds $700 million as of the prior June 30th. Such reduced disclosure and corporate governance obligations may make it more challenging for investors to analyze our results of operations and financial prospects.

Corporate Information

Our principal executive offices are located at 8901 E. Mountain View Rd. Ste. 150, Scottsdale, AZ 85258 and our telephone number is (602) 295-7600. We maintain a website at www.calibercos.com. Information available on our website is not incorporated by reference in and is not deemed a part of this prospectus supplement.

Other Information

For a complete description of our business, financial condition, results of operations and other important information, we refer you to our filings with the Securities and Exchange Commission (the “SEC”) that are incorporated by reference in this prospectus supplement, including our Annual Report on Form 10-K for the year ended December 31, 2024. For instructions on how to find copies of these documents, please see the section titled “Incorporation of Certain Information by reference” beginning on page S-28 of this prospectus supplement.

Offering Summary

Issuer	CaliberCos Inc.

Securities We Offer

_____Units. Each Unit consists of one share of our Class A common stock and one Right; each Right entitles the holder thereof to receive a portion of one share of our Class A common stock upon such date as the closing price of our Class A common stock on the Nasdaq Capital Market equals or exceeds $1.25 (the “Trigger Price”) for five consecutive trading days (the “Rights Trigger Event”).

Shares Outstanding before this Offering	16,174,292 shares of Class A common stock and 7,416,414 shares of Class B common stock as of April 15, 2025, which excludes certain shares as further described below.

Shares Outstanding after this Offering	______ shares of Class A common stock and 7,416,414 shares of Class B common stock, which excludes certain shares as further described below.

Rights

Each holder of a Right will automatically receive a portion of one share of Class A common stock upon the occurrence of the Rights Trigger Event. We will not issue fractional shares in connection with an exchange of Rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of Delaware law. As a result, you must hold rights in multiples of ___ in order to receive shares for all of your Rights upon the occurrence of the Rights Trigger Event. Following the closing of this offering, and assuming approval by the Company's stockholders, the Company anticipates effecting a reverse split ratio at a ratio in the range between 1:5 to 1:20, inclusive (the "Reverse Split"). The Reverse Split and any future recapitalization, stock split, reverse stock split, reorganization, split-up, spin-off, exchange of Class A common stock, repurchase or other change in the corporate structure of the Company affecting the Class A common stock will proportionately adjust the shares of Class A common stock underlying the Rights and the Trigger Price. The Rights expire on the nine (9) month anniversary of the closing of this offering.

Representative’s Warrants	We have agreed to issue to the Representative (or its permitted assignees) Warrants (the “Representative Warrants”) to purchase up to ______shares of Class A common stock which is equal to 8% of the Units offered hereby. We are registering hereby the issuance of the Representative’s Warrants and the shares of Class A common stock issuable upon exercise of the Representative’s Warrants. The Representative’s Warrants will be exercisable at any time, and from time to time, in whole or in part, until five years from the effective date of the registration statement. The Representative’s Warrants will be subject to a lock-up period of 180 days from the commencement of sales in the offering, which period is in compliance with FINRA Rule 5110(e)(1). The Representative’s Warrants are exercisable for cash (or on a cashless basis if no effective registration statement registering the shares issuable upon exercise of the Representative’s Warrants) at a per share price equal to $____ per share, or 110% of the public offering price per Unit in the offering. See “Underwriting” for a further description of the Representative’s Warrants.

Use of Proceeds	We intend to use the net proceeds from this offering for payment of indebtedness, general corporate and working capital needs. See “Use of Proceeds” on page S-12 for a more complete description of the intended use of proceeds from this offering.

Risk Factors	An investment in our company involves a high degree of risk. Please refer to the sections titled “Risk Factors,” “Cautionary Note About Forward-Looking Statements” and other information included or incorporated by reference in this prospectus supplement and the accompanying base prospectus for a discussion of factors you should carefully consider before investing in our securities.

Listing	Our shares of Class A common stock are listed on the Nasdaq Capital Market under the symbol “CWD”. There is no established trading market for the Rights and we do not intend to list the Rights on any securities exchange or nationally recognized trading system.

Except as otherwise indicated, all information in this prospectus supplement is based on 16,174,292 shares of Class A common stock and 7,416,414 shares of Class B common stock issued and outstanding as of April 15, 2025 and excludes as of that date:

•	105,157 shares of Class A common stock underlying the Series A Convertible Preferred Stock;
•	2,708,781 shares of Class A common stock issuable upon exercise of options to purchase Class A common stock;
•	4,821,194 shares of Class A common stock issuable upon vesting of restricted stock units (“RSUs”);
•	2,588,623 shares of Class A common stock issuable upon exercise of outstanding warrants;
•	2,685,672 shares of Class A common stock issuable upon conversion of outstanding convertible debt securities;
•	Shares of Class A common stock issuable pursuant to a $25 million Equity Purchase Agreement; and
•	2,488,373 shares of Class A common stock reserved for future issuance under our 2024 Equity Incentive Plan.

In addition, unless we specifically state otherwise, all information in this prospectus supplement assumes:

•	no exercise of the Representative’s Warrant;
•	no settlement of the Rights; and
•	no exercise of outstanding stock options or warrants, conversion of outstanding debt securities, settlement of outstanding RSUs or draws under the Equity Purchase Agreement described above subsequent to March 19, 2025.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described below, the risks described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference into this prospectus supplement and the accompanying base prospectus, and other information contained in or incorporated by reference in this prospectus supplement and the accompanying base prospectus, including our audited consolidated financial statements and the related notes, as well as our unaudited condensed consolidated financial statements and the related notes, before you decide whether to purchase our securities. If any of the following risks actually occur, our business, financial condition, results of operations, cash flow and prospects could be materially and adversely affected. As a result, the trading price of our shares of Class A common stock could decline and you could lose all or part of your investment in our securities.

Risks Related to This Offering

Our management team may invest or spend the proceeds raised in this offering in ways with which you may not agree or which may not yield a significant return.

Our management will have broad discretion over the use of proceeds from this offering. We currently intend to use the net proceeds of this offering as described in the section entitled “Use of Proceeds.” However, our management will have broad discretion in the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you are relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds will be used appropriately. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our shares of Class A common stock to decline, and delay the development of our product candidates. Pending their use, we may invest the net proceeds from this offering in short-term, interest-bearing instruments. These investments may not yield a favorable return, or any return, to us or our stockholders.

Our share price has in the past and may in the future fluctuate substantially.

The market price of our Class A common stock has in the past and could in the future be extremely volatile. From the date of our initial public offering in May 2023 to April __, 2025, the high and low prices of our common stock as quoted on the Nasdaq Capital Market was $13.00 and $0.37, respectively. The future market price of our common stock may be significantly affected by many risk factors listed in this section, and others beyond our control, including:

•	actual or anticipated fluctuations in our financial condition and operating results, including fluctuations in our quarterly and annual results;
•	overall conditions in our industry and the markets in which we operate or in the economy as a whole;
•	changes in laws or regulations applicable to our operations;
•	actual or anticipated changes in our growth rate relative to our competitors;
•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;
•	additions or departures of key personnel;
•	issuance of new or updated research or reports by securities analysts;
•	fluctuations in the valuation of companies perceived by investors to be comparable to us;
•	litigation matters;
•	announcement or expectation of additional financing efforts;
•	sales of our Class A common stock by us or our stockholders;
•	share price and volume fluctuations attributable to inconsistent trading volume levels of our shares;
•	the expiration of contractual lock-up agreements with our executive officers, directors and stockholders; and
•	general economic and market conditions.

Each of these factors, among others, could harm your investment in our shares of Class A common stock and could result in your being unable to resell the Shares that you purchase at a price equal to or above the price you paid.

Furthermore, the stock markets have experienced price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political, and market conditions such as recessions, interest rate changes or international currency fluctuations, may negatively impact the market price of our Class A common stock. In the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business.

Future sales and issuances of our Class A common stock or rights to purchase Class A common stock, including pursuant to our equity incentive plans, could result in additional dilution of the percentage ownership of our stockholders and could cause the stock price of our Class A common stock to decline.

In the future, we may sell Class A common stock, convertible securities or other equity securities in one or more transactions at prices and in a manner that we determine which may be at a discount from the current trading price of our shares of Class A common stock. We also expect to issue Class A common stock to employees, consultants, and directors pursuant to our equity incentive plans. If we sell common stock, convertible securities or other equity securities in subsequent transactions, or Class A common stock is issued pursuant to equity incentive plans, investors may be materially diluted. New investors in such subsequent transactions could gain rights, preferences and privileges senior to those of holders of our Class A common stock. Sales of Shares in this offering and the public market following this offering, or the perception that such sales could occur, may lower the market price of our shares of Class A common stock and may make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable, or at all.

Risks Related to the Ownership of Our Class A Common Stock

The dual class structure of our common stock has the effect of concentrating voting control with our executive officers, which will limit your ability to influence the outcome of important transactions.

Our Class B common stock has 10 votes per share and our Class A common stock has one vote per share. John C. Loeffler, II, our Chief Executive Officer, and Jennifer Schrader, our President and Chief Operating Officer, own all of our outstanding shares of Class B common stock. Together Mr. Loeffler and Ms. Schrader currently exercise approximately 84.5% voting control over the Company as of December 31, 2024. As a result, if they act together, these stockholders will be able to exercise significant influence over all matters submitted to our stockholders for approval, including the election of directors and approval of significant corporate transactions, such as (i) making changes to our articles of incorporation whether to issue additional common stock and preferred stock, (ii) employment decisions, including compensation arrangements; and (iii) whether to enter into material transactions with related parties. This control may adversely affect the market price of our Class A common stock.

We may not be able to maintain a listing of our shares of Class A common stock on Nasdaq.

Our Class A common stock is listed on Nasdaq, and we must meet certain financial and liquidity criteria to maintain such listing. If we violate Nasdaq’s listing requirements, or if we fail to meet any of Nasdaq’s listing standards, our Class A common stock may be delisted. In addition, our board of directors may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our Class A common stock from Nasdaq may materially impair our stockholders’ ability to buy and sell our Class A common stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our Class A common stock. The delisting of our Class A common stock could significantly impair our ability to raise capital and the value of your investment.

On May 14, 2024, the Company received a notice from Nasdaq notifying the Company that, because the closing bid price for the Company’s Class A common stock had fallen below $1.00 per share for 30 consecutive business days, the Company no longer complies with the minimum bid price requirement for continued listing on the Nasdaq Capital Market under Rule 5550(a)(2) of Nasdaq Listing Rules. Nasdaq’s notice had no immediate effect on the listing of the Company’s Class A common stock on the Nasdaq Capital Market. The Company was provided an initial compliance period of 180 calendar days, or until November 11, 2024, to regain compliance with the minimum bid price requirement. The Company did not regain compliance with the minimum bid price requirement by November 11, 2024; however, on November 12, 2024, the Company received written notification from Nasdaq granting the Company’s request for a 180-day extension to regain compliance with Nasdaq Listing Rule 5550(a)(2). To regain compliance, the closing bid price of the Company’s Class A common stock must meet or exceed $1.00 per share for a minimum of 10 consecutive business days prior to May 12, 2025.

Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud.

As a public company, we are subject to the periodic reporting requirements of the Exchange Act. We designed our disclosure controls and procedures to provide reasonable assurance that information we must disclose in reports we file or submit under the Exchange Act is accumulated and communicated to management, and recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC. We believe that any disclosure controls and procedures, no matter how well-conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met.

These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of a simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people, or by an unauthorized override of the controls. Accordingly, because of the inherent limitations in our control system, misstatements due to error or fraud may occur and not be detected.

If we fail to implement and maintain an effective system of internal control, we may be unable to accurately report our operating results, meet our reporting obligations, or prevent fraud.

As a public company, Section 404 of the Sarbanes-Oxley Act of 2002 requires that we include a report of management on our internal control over financial reporting in our annual report on Form 10-K, beginning with our annual report for the fiscal year ending December 31, 2024. In addition, once we cease to be an “emerging growth company” as such term is defined under the JOBS Act, our independent registered public accounting firm may be required to attest to and report on the effectiveness of our internal control over financial reporting. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, as a public company, our reporting obligations may place a significant strain on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, we may identify other weaknesses and deficiencies in our internal control over financial reporting. In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented, or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002. Generally, if we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets and harm our results of operations. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential delisting from the stock exchange on which we list, regulatory investigations, and civil or criminal sanctions.

We are an “emerging growth company” and a “smaller reporting company”, and will be able to avail ourselves of reduced disclosure requirements applicable to emerging growth companies and/or smaller reporting companies, which could make shares of our Class A common stocks less attractive to investors.

We are an emerging growth company, as defined under federal securities laws. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in proxy statements and exemptions from the requirements of holding nonbinding advisory votes on executive compensation and stockholder approval of any golden parachute payments not previously approved. We could be an emerging growth company until 2028, although circumstances could cause us to lose that status earlier. We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year (a) following the fifth anniversary of the completion of our initial public offering, (b) in which we have total annual gross revenue of at least $1.235 billion or (c) in which we are deemed to be a large accelerated filer, which requires the market value of our common stock that is held by non-affiliates to exceed $700.0 million as of the prior June 30th, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Even after we no longer qualify as an emerging growth company, we may still qualify as a “smaller reporting company” which would allow us to take advantage of many of the same exemptions from disclosure requirements including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock, and our stock price may be more volatile.

Emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to avail ourselves of this exemption and, therefore, we are not subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. As a result, changes in rules of U.S. generally accepted accounting principles or their interpretation, the adoption of new guidance or the application of existing guidance to changes in our business could significantly affect our financial position and results of operations.

We are a “controlled company” within the meaning of the listing rules of Nasdaq and, as a result, can rely on exemptions from certain corporate governance requirements that provide protection to stockholders of other companies.

John C. Loeffler, II, our Chief Executive Officer, and Jennifer Schrader, our President and Chief Operating Officer, through ownership of all our outstanding shares of Class B common stock, control a majority of the voting power of our outstanding common stock. As a result, are a “controlled company” within the meaning of the corporate governance standards of Nasdaq. Under these rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” but may elect not to comply with certain corporate governance requirements, including:

•	the requirement that a majority of our Board of Directors consist of “independent directors”;
•	the requirement that we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and
•	the requirement that we have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

Although we do not intend to rely on the “controlled company” exemptions to Nasdaq’s corporate governance rules, we could elect to rely on these exemptions in the future. If we elected to rely on the “controlled company” exemptions, a majority of the members of our board of directors might not be independent directors, our nominating and corporate governance and compensation committees might not consist entirely of independent directors, and you would not have the same protection afforded to shareholders of companies that are subject to Nasdaq’s corporate governance rules.

If securities or industry analysts do not publish research or publish unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our Class A common stock will be influenced by the research and reports that industry or securities analysts publish about us or our business. If one or more of these analysts ceases coverage of our Company or fails to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline. Moreover, if our operating results do not meet the expectations of the investor community, one or more of the analysts who cover our Company may change their recommendations regarding our Company, and our stock price could decline.

We have never paid dividends on our common stock, and we do not intend to pay dividends for the foreseeable future. Consequently, any gains from an investment in our shares of Class A common stock will likely depend on whether the price of our shares increases.

We have never declared or paid any dividends on our common stock and do not intend to pay any dividends in the foreseeable future. We anticipate that we will retain all of our future earnings for use in the operation of our business and for general corporate purposes. Any determination to pay dividends in the future will be at the discretion of our board of directors. Accordingly, investors must rely on sales of their Class A common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments.

Our charter documents and Delaware law and the voting control exercised by our founders could prevent a takeover that stockholders consider favorable and could also reduce the market price of our stock.

Our third amended and restated certificate of incorporation and our amended and restated bylaws contain provisions that could delay or prevent a change in control of our Company. These provisions could also make it more difficult for stockholders to elect directors and take other corporate actions. These provisions include:

•	authorizing our board of directors to issue preferred stock with voting or other rights or preferences that could discourage a takeover attempt or delay changes in control;
•	prohibiting stockholder action by written consent;
•	limiting the persons who may call special meetings of stockholders; and
•	requiring advance notification of stockholder nominations and proposals.

These provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors, which is responsible for appointing the members of our management. In addition, the provisions of Section 203 of the Delaware General Corporate Law (“DGCL”) govern us. These provisions may prohibit large stockholders, in particular those owning 15% or more of our outstanding voting stock, from merging or combining with us for a certain period of time without the consent of our board of directors.

These and other provisions in our third amended and restated certificate of incorporation and our amended and restated bylaws and under Delaware law, together with the voting control possessed by our founders, could discourage potential takeover attempts, reduce the price investors might be willing to pay in the future for our common stock and result in the market price of our common stock being lower than it would be without these provisions.

Claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

Our third amended and restated certificate of incorporation and amended and restated bylaws provide that we will indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law.

In addition, as permitted by Section 145 of the DGCL, our amended and restated bylaws and our indemnification agreements that we have entered into with our directors and officers provide that:

•	we will indemnify our directors and officers for serving us in those capacities or for serving other business enterprises at our request, to the fullest extent permitted by Delaware law. Delaware law provides that a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful;
•	we may, in our discretion, indemnify employees and agents in those circumstances where indemnification is permitted by applicable law;
•	we are required to advance expenses, as incurred, to our directors and officers in connection with defending a proceeding, except that such directors or officers shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification;
•	we will not be obligated pursuant to our amended and restated bylaws to indemnify a person with respect to proceedings initiated by that person against us or our other indemnitees, except with respect to proceedings authorized by our board of directors or brought to enforce a right to indemnification;
•	the rights conferred in our amended and restated bylaws are not exclusive, and we are authorized to enter into indemnification agreements with our directors, officers, employees and agents and to obtain insurance to indemnify such persons; and
•	we may not retroactively amend our amended and restated bylaw provisions to reduce our indemnification obligations to directors, officers, employees and agents.

We may amend the terms of the Rights in a way that may be adverse to holders with the approval by the holders of a majority of the then outstanding Rights.

Our Rights will be issued in registered form under a rights agreement between Continental Stock Transfer & Trust Company, as rights agent, and us. The rights agreement provides that the terms of the Rights may be amended without the consent of any holder to cure any ambiguity or correct any defective provision. The rights agreement requires the approval by the holders of a majority of the then outstanding rights in order to make any change that adversely affects the interests of the registered holders.

Our rights agreement designates the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our rights, which could limit the ability of rights holders to obtain a favorable judicial forum for disputes with our company.

Our rights agreement provides that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the rights agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the rights agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our Rights shall be deemed to have notice of and to have consented to the forum provisions in our rights agreement. If any action, the subject matter of which is within the scope of the forum provisions of the rights agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our Rights, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such Right holder in any such enforcement action by service upon such rights holder’s counsel in the foreign action as agent for such right holder. We note, however, that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive with the federal securities laws and the rules and regulations thereunder.

This choice-of-forum provision may limit a right holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our rights agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $__.

We currently intend to use the net proceeds from this offering for working capital and general corporate purposes. Additionally, twenty-five percent (25%) of the proceeds will be used to repay a senior secured promissory note bearing five percent (5%) interest per annum due and payable on September 20, 2026.

The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business.

As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering. The amounts and timing of the actual expenditures will depend on numerous factors, including the status of our product development efforts, sales and marketing activities, technological advances, amount of cash generated or used in our operations and competition. Accordingly, our management will have broad discretion in the application of the net proceeds and investors will be relying on the judgment of its management regarding the application of the proceeds of this offering.

DESCRIPTION OF SECURITIES

General

The following description summarizes important terms of the classes of our capital stock. This summary does not purport to be complete and is qualified in its entirety by the provisions of our articles of incorporation and our bylaws, which have been filed as exhibits to the offering statement of which this offering circular is a part.

We are authorized to issue up to 137,500,000 shares of capital stock, of which (i) 100,000,000 shares are Class A common stock with a par value $0.001 per share; (ii) 15,000,000 shares are Class B common stock with a par value $0.001 per share; and (iii) 22,500,000 shares are preferred stock with a par value of $0.001 per share. As of April 15, 2025, there were 16,174,292 shares of Class A common stock, 7,416,414 shares of Class B common stock and 117,500 shares of Series A Preferred Stock, and 4,000 shares Series AA Preferred Stock issued and outstanding.

Class A common stock

Voting. The holders of the Class A common stock are entitled to one (1) vote for each share of Class A common stock held at all meetings of stockholders (and written actions in lieu of meetings). The Class A common stock is not subject to cumulative voting. The Class A common stock and Class B common stock vote together as a single class on all matters submitted to a vote of our stockholders, except as may otherwise be required by law.

Dividends. Subject to the preferences applicable to the Preferred Stock, the holders of the Class A common stock are entitled to, on an equal basis with the holders of Class B common stock, receive dividends when and if declared by the Company’s board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock.

Class B common stock

Voting. The holders of the Class B common stock are entitled to ten (10) votes for each share of Class B common stock held at all meetings of stockholders (and written actions in lieu of meetings). The Class B common stock is not subject to cumulative voting. The Class A common stock and Class B common stock vote together as a single class on all matters submitted to a vote of our stockholders, except as may otherwise be required by law.

Dividends. Subject to the preferences applicable to the preferred stock, the holders of the Class B common stock are entitled to, on an equal basis with the holders of Class A common stock, receive dividends when and if declared by the Company’s board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock.

The Class B common stock is convertible at any time by the holder into shares of Class A common stock on a share-for-share basis.

Preferred Stock

Series A Preferred Stock

On November 26, 2024, we the Series A Certificate of Designation with the Secretary of State of the State of Delaware to establish the preferences, voting powers, limitations as to dividends or other distributions, qualifications, terms and conditions of redemption and other terms and conditions of the Company’s Series A Preferred Stock. The Series A Preferred Stock is subject to certain rights, preferences, privileges, and obligations, including voluntary and mandatory conversion provisions, as well as beneficial ownership restrictions and share cap limitations, as set forth in the Series A Certificate of Designation. The following is a summary description of the terms and the general effect of the issuance of the shares of Series A Preferred Stock on the Company’s other classes of registered securities. There are seven hundred fifty thousand (750,000) shares of the Series A Preferred Stock designated.

Stated Value. Each share of Series A Preferred Stock has an initial stated value of $20.00, subject to appropriate adjustment in relation to certain events, such as recapitalizations, stock dividends, stock splits, stock combinations, reclassifications or similar events affecting our Series A Preferred Stock.

Dividends. The holders of the shares of Series A Preferred Stock will be entitled to receive a twelve percent (12%) annual, non-cumulative dividend payable annually, at the Company’s option, (i) in cash or (ii) in shares of the Company’s Class A common stock, at a price per share of Class A Common Stock equal to the lower of (A) the average closing price of Class A Common Stock as quoted on the principal trading market, if any, in which the shares of Class A Common Stock then trade (“Principal Market”) for the five trading days immediately preceding the date of issuance, or (B) the closing price of the Class A Common Stock as quoted on the Principal Market on the trading day prior to the date of issuance, but in no event less than $1.00 per share.

Optional Conversion. At any time and from time to time, a holder of the shares of Series A Preferred Stock may, at its option, convert (i) up to twenty-five percent (25%) of the holder’s total shares of Series A Preferred Stock (the “First Tranche Convertible Shares”) at a rate equal to the stated value divided by $0.5114 (the “First Tranche Conversion Rate”), (ii) up to twenty-five percent (25%) of the holder’s total shares of Series A Preferred Stock (the “Second Tranche Convertible Shares”) at a rate equal to the stated value divided by $0.7671 (the “Second Tranche Conversion Rate”), (iii) up to twenty-five percent (25%) of the holder’s total shares of Series A Preferred Stock (the “Third Tranche Convertible Shares”) at a rate equal to the stated value divided by $1.0228 (the “Third Tranche Conversion Rate”), and (iv) up to twenty-five percent (25%) of the holder’s total shares of Series A Preferred Stock (the “Fourth Tranche Convertible Shares”) at a rate equal to the stated value divided by $1.2785 (the “Fourth Tranche Conversion Rate”).

Mandatory Conversion. The shares of Series A Preferred Stock will mandatorily convert into shares of Class A Common Stock as follows:

i. On the first trading day following the first date on which the closing price of the Class A Common Stock on the Principal Market is 200% higher than $0.5114 for twenty (20) of thirty (30) consecutive trading days, all of the First Tranche Convertible Shares shall convert at the First Tranche Conversion Rate;

ii. On the first trading day following the first date on which the closing price of the Class A Common Stock on the Principal Market is 200% higher than the $0.7671 for twenty (20) of thirty (30) consecutive trading days, all the Second Tranche Convertible Shares shall convert at the Second Tranche Conversion Rate;

iii. On the first trading day following the first date on which the closing price of the Class A Common Stock on the Principal Market is 200% higher than $1.0228 for twenty (20) of thirty (30) consecutive trading days the Third Tranche Convertible Shares shall convert at the Third Tranche Conversion Rate; and

iv. On the first trading day following the first date on which the closing price of the Class A Common Stock on the Principal Market is 200% higher than the $1.2785 for twenty (20) of thirty (30) consecutive trading days the Fourth Tranche Convertible Shares shall convert at the Fourth Tranche Conversion Rate.

Voting Rights. The Series A Preferred Stock will have no voting rights relative to matters submitted to a vote of our stockholders (other than as required by law). However, we may not, without the affirmative vote or written consent of the holders of a majority of the then issued and outstanding Series A Preferred Stock: (i) amend or waive any provision of the certificate of designation or otherwise take any action that modifies any powers, rights, preferences, privileges or restrictions of the Series A Preferred Stock (other than an amendment solely for the purpose of changing the number of shares of Series A Preferred Stock designated for issuance as provided in the certificate of designation); (ii) authorize, create or issue shares of any class of stock having rights, preferences or privileges as to dividends or distributions upon a liquidation that are superior to the Series A Preferred Stock; or (iii) amend our articles of incorporation in a manner that adversely and materially affects the rights of the Series A Preferred Stock.

Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of the Series A Preferred Stock then outstanding will be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders, before any amount will be paid to the holders of any of the capital stock of the Company of any class junior in rank to the Series A Preferred Stock.

Ranking. The Series A Preferred Stock ranks senior to the Company’s Class A Common Stock and Class B common stock, par value $0.001, with respect to the preferences provided for in the Certificate of Designation as to distributions and payments upon the liquidation, dissolution and winding up of the Company.

Redemption. The Company has the right redeem the outstanding shares of the Series A Preferred Stock at an amount equal to the Liquidation Preference, provided that the holders of Series A Preferred Stock are granted thirty (30) calendar days to first exercise their conversion rights. “Liquidation Preference” means, with respect to each outstanding share of Series A Preferred Stock, the sum of: (i) the amount of all accrued but unpaid dividends on such share; plus (ii) the product of the stated value multiplied by 120%.

Amendments. The Certificate of Designation may be amended by obtaining the affirmative vote of a majority of the outstanding shares of Series A Preferred Stock, voting separately as a single class.

Series AA Preferred Stock

On March 5, 2025, we filed a certificate of designation with the Delaware Secretary of State to establish our Series AA Preferred Stock. We designated a total of 800,000 shares of Preferred Stock as “Series AA Cumulative Redeemable Preferred Stock.” Our Series AA Preferred Stock has following voting powers, designations, preferences and relative rights, qualifications, limitations, or restrictions:

Ranking. The Series AA Preferred Stock ranks, as to dividend rights and rights upon our liquidation, dissolution, or winding up, senior to our Series A Preferred Stock and our Common Stock and pari passu with our Series A Preferred Stock. The terms of the Series AA Preferred Stock do not limit our ability to (i) incur indebtedness or (ii) issue additional equity securities that are equal or junior in rank to the shares of our Series AA Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up.

Stated Value. Each share of Series AA Preferred Stock has an initial stated value of $25.00, which is equal to the offering price per share, subject to appropriate adjustment in relation to certain events, such as recapitalizations, stock dividends, stock splits, stock combinations, reclassifications or similar events affecting our Series AA Preferred Stock.

Dividend Rate and Payment Dates. Dividends on the Series AA Preferred Stock are cumulative and payable monthly in arrears to all holders of record on the applicable record date. Holders of our Series AA Preferred Stock are entitled to receive cumulative monthly cash dividends at a per annum rate of 9.5% of the stated value (or $0.198 per share each month based on the initial stated value). Dividends on each share begin accruing on, and are cumulative from, the date of issuance and regardless of whether our board of directors declares and pays such dividends. Our board of directors will not authorize, pay or set apart for payment by us any dividend on the Series AA Preferred Stock at any time that:

•	the terms and provisions of any of our agreements, including any agreement relating to our indebtedness, prohibits such authorization, payment or setting apart for payment;

•	the terms and provisions of any of our agreements, including any agreement relating to our indebtedness, provides that such authorization, payment or setting apart for payment thereof would constitute a breach of, or a default under, such agreement; or

•	the law restricts or prohibits the authorization or payment.

Dividends on shares of our Series AA Preferred Stock will continue to accrue even if

•	the terms and provisions of any of our agreements relating to our indebtedness prohibit such authorization, payment or setting apart for payment;

•	we have earnings;

•	there are funds legally available for the payment of the dividends; and

•	the dividends are authorized.

In the event the monthly payment of dividends is not made within 30 days of the due date, dividends will accrue from the due date of such monthly payment at the rate of 18% until such default is cured.

Liquidation Preference. Upon a liquidation, dissolution or winding up of our company, holders of shares of our Series AA Preferred Stock are entitled to receive, before any payment or distribution is made to the holders of our Common Stock and on a pari passu basis with holders of our Series AA Preferred Stock and Series A Preferred Stock, a liquidation preference equal to the stated value per share, plus accrued but unpaid dividends thereon.

Redemption Request at the Option of a Holder. Once per calendar quarter, a holder will have the opportunity to request that we redeem that holder’s Series AA Preferred Stock. Our board of directors may, however, suspend cash redemptions at any time in its discretion if it determines that it would not be in the best interests of our company to effectuate cash redemptions at a given time because we do not have sufficient cash, including because our board believes that our cash on hand should be utilized for other business purposes. Redemptions will be limited to four percent (4%) of the total outstanding Series AA Preferred Stock per quarter and any redemptions in excess of such limit or to the extent suspended, shall be redeemed in subsequent quarters on a first come, first served, basis. We will redeem shares at a redemption price equal to the stated value of such redeemed shares, plus any accrued but unpaid dividends thereon, less the applicable redemption fee (if any). As a percentage of the aggregate redemption price of a holder’s shares to be redeemed, the redemption fee shall be:

•	10% if the redemption is requested on or before the first anniversary of the original issuance of such shares;

•	8% if the redemption is requested after the first anniversary and on or before the second anniversary of the original issuance of such shares; and

•	6% if the redemption is requested after the second anniversary and on or before the third anniversary of the original issuance of such shares.

Please see the certificate of designation, which has been filed as an exhibit to the offering statement of which this offering circular forms a part, for the procedures to request a redemption.

Optional Redemption by our company. We have the right (but not the obligation) to redeem shares of Series AA Preferred Stock at a redemption price equal to the stated value of such redeemed shares, plus any accrued but unpaid dividends thereon.

Mandatory Redemption by our company. We are required to redeem the outstanding shares of Series AA Preferred Stock on the third (3rd) anniversary of their issuance at a redemption price equal to the stated value of such redeemed shares, plus any accrued but unpaid dividends thereon.

Optional Repurchase Upon Death, Disability or Bankruptcy of a Holder. Subject to certain restrictions and conditions, we will also repurchase shares of Series AA Preferred Stock of a holder who is a natural person (including an individual beneficial holder who holds shares through a custodian or nominee, such as a broker-dealer) upon his or her death, total disability or bankruptcy, within sixty (60) days of our receipt of a written request from the holder or the holder’s estate at a repurchase price equal to the stated value, plus accrued and unpaid dividends thereon. A “total disability” means a determination by a physician approved by us that a holder, who was gainfully employed and working at least forty (40) hours per week as of the date on which his or her shares were purchased, has been unable to work forty (40) or more hours per week for at least twenty-four (24) consecutive months. Please see the certificate of designation, the form of which has been filed as an exhibit to the offering statement of which this offering circular forms a part, for the procedures to request a repurchase.

Restrictions on Redemption and Repurchase. We are not obligated to redeem or repurchase shares of Series AA Preferred Stock if we are restricted by applicable law or our articles of incorporation from making such redemption or repurchase or to the extent any such redemption or repurchase would cause or constitute a default under any borrowing agreements to which we or any of our subsidiaries are a party or otherwise bound. In addition, we have no obligation to redeem shares in connection with a redemption request made by a holder if we determine, as of the redemption date, that we do not have sufficient funds available to fund that redemption. In this regard, we will have complete discretion under the certificate of designation for the Series AA Preferred Stock to determine whether we are in possession of “sufficient funds” to fund a redemption request. To the extent we are unable to complete redemptions we may have earlier agreed to make, we will complete those redemptions promptly after we become able to do so, with all such deferred redemptions being satisfied on a first come, first served, basis.

Voting Rights. The Series AA Preferred Stock has no voting rights relative to matters submitted to a vote of our stockholders (other than as required by law). However, we may not, without the affirmative vote or written consent of the holders of a majority of the then issued and outstanding Series AA Preferred Stock: (i) amend or waive any provision of the certificate of designation or otherwise take any action that modifies any powers, rights, preferences, privileges or restrictions of the Series AA Preferred Stock (other than an amendment solely for the purpose of changing the number of shares of Series AA Preferred Stock designated for issuance as provided in the certificate of designation); (ii) authorize, create or issue shares of any class of stock having rights, preferences or privileges as to dividends or distributions upon a liquidation that are superior to the Series AA Preferred Stock; or (iii) amend our articles of incorporation in a manner that adversely and materially affects the rights of the Series AA Preferred Stock.

Conversion Right. At the third anniversary of the issuance date of a share of Series AA Preferred Stock, a holder may elect, with the prior written consent of the Company, which consent may be unreasonably withheld, to convert all or any portion of such then outstanding shares of Series AA Preferred Stock held by it into that number of shares of our Class A Common Stock determined by dividing the then Stated Value of such shares by the closing price of our Class A Common Stock as quoted on the Nasdaq Capital Market (the “NCM”) on the day prior to such date but in no event less than the closing price of our Class A Common Stock as quoted on the NCM on the day prior to the initial Closing Date.

Anti-Takeover Provisions

Certificate of Incorporation and Bylaws and Class B Common Stock

Because our stockholders do not have cumulative voting rights, our stockholders holding a majority of the outstanding shares of common stock outstanding will be able to elect all of our directors.

The foregoing provisions will make it more difficult for our existing stockholders to replace our Board of Directors as well as for another party to obtain control of us by replacing our Board of Directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our Board of Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions are intended to enhance the likelihood of continued stability in the composition of our Board of Directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are also designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of deterring hostile takeovers or delaying changes in our control or management.

In addition, the control vested in our founders by virtue of their holding of Class B common stock may discourage or impede takeover activities.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

•	In general, Section 203 defines business combination to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Exclusive forum for adjudication of disputes provision which limits the forum to the Delaware Court of Chancery for certain stockholder litigation matters actions against the Company, which may limit an investor’s ability to obtain a favorable judicial forum for disputes with the Company or its directors, officers, employees or stockholders.

Section 7.06(a) of Article VII of our Bylaws dictates that, unless we consent in writing to the selection of an alternative forum, the Delaware Court of Chancery (or, if the Delaware Court of Chancery does not have jurisdiction, the federal district court for the State of Delaware) is, to the fullest extent permitted by law, the sole and exclusive forum for certain actions including derivative action or proceeding brought on behalf of the Company; an action asserting a breach of fiduciary duty owed by an officer, director, employee or to the stockholders of the Company; any claim arising under Delaware corporate law, our amended and restated certificate of incorporation or our amended and restated bylaws; and any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to the provisions of Section 7.06 of Article VII of our Bylaws.

However, Section 7.06(a) of Article VII of our Bylaws will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.

Furthermore, unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, or the rules and regulations promulgated thereunder. We note, however, that Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. There is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

A Delaware corporation is allowed to mandate in its corporate governance documents a chosen forum for the resolution of state law-based stockholder class actions, derivative suits and other intra-corporate disputes. With respect to such state law claims, the Company’s management believes limiting state law based claims to Delaware will provide the most appropriate outcomes as the risk of another forum misapplying Delaware law is avoided, Delaware courts have a well-developed body of case law and limiting the forum will preclude costly and duplicative litigation and avoids the risk of inconsistent outcomes. Additionally, Delaware Chancery Courts can typically resolve disputes on an accelerated schedule when compared to other forums.

The choice of forum provisions contained in the Company’s Bylaws may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company or any of its directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims. Alternatively, the enforceability of similar choice of forum provisions in other issuers’ bylaws and certificates of incorporation has been challenged in legal proceedings, and it is possible that in connection with any applicable action brought against the Company, a court could find the choice of forum provisions contained in the Company’s Bylaws to be inapplicable or unenforceable in such action. As a result, the Company could incur additional costs associated with resolving such actions in other jurisdictions, which could harm the Company’s business, operating results and financial condition.

Transfer Agent and Registrar

Continental Stock Transfer & Trust Company, telephone 800-509-5586, is the transfer agent for our Class A common stock. ClearTrust LLC is the transfer agent for the Series AA Preferred Stock.

Trading Symbol and Market

Our shares of Class A common stock are listed on the Nasdaq Capital Market under the symbol “CWD”.

DESCRIPTION OF SECURITIES OFFERED

The following description is a summary of some of the terms of the securities we are offering. The descriptions in this prospectus supplement and the accompanying base prospectus of the securities does not purport to be complete and is subject to, and qualified in their entirety by reference to, our organizational documents, copies of which have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part. This summary supplements the description of our shares of Class A common stock in the accompanying base prospectus and, to the extent it is inconsistent, replaces the description in the accompanying base prospectus.

Units

Each Unit consists of one share of Class A common stock and one Right. Each Right entitles the holder thereof to receive a portion of one share of Class A common stock upon such date as the closing price of our Class A common stock on the Nasdaq Capital Market equals or exceeds $1.25 (the “Trigger Price”) for five consecutive trading days (the “Rights Trigger Event”). We will not issue fractional shares in connection with an exchange of Rights. Fractional shares will either be rounded down to the nearest whole share As a result, you must hold rights in multiples of __ in order to receive shares for all of your Rights upon the occurrence of the Rights Trigger Event.

Shares

The material terms and provisions of our shares of Class A common stock are described under the heading “Description of Securities”.

Rights

Each holder of a right will automatically receive a portion of one share of Class A common stock upon the occurrence of the Rights Trigger Event, even if the holder of such Right sold or transferred all Shares purchased by such holder in this offering. No additional consideration will be required to be paid by a holder of Rights in order to receive its additional shares upon the occurrence of the Rights Trigger Event, as the consideration related thereto has been included in the Unit purchase price paid for by investors in this offering. If we enter into a definitive agreement for a business combination in which we will not be the surviving entity, the definitive agreement will provide for the holders of Rights to receive the same per share consideration the holders of the Class A common stock will receive in the transaction on an as-converted into ordinary share basis, and each holder of a right will be required to affirmatively convert its rights in order to receive the 1/5 share underlying each right (without paying any additional consideration) upon consummation of the business combination. More specifically, the right holder will be required to indicate its election to convert the rights into underlying shares as well as to return the original rights certificates to us. The Rights expire on the nine (9) month anniversary of the closing of this offering.

As soon as practicable upon the occurrence of the Rights Trigger Event, we will direct registered holders of the rights to return their Rights to our rights agent. Upon receipt of the Rights, the rights agent will issue to the registered holder of such Rights the number of full Class A common shares to which it is entitled. We will notify registered holders of the Rights to deliver their Rights to the rights agent promptly upon the occurrence of the Rights Trigger Event and have been informed by the rights agent that the process of exchanging their rights for Class A common shares should take no more than a matter of days. The foregoing exchange of Rights is solely ministerial in nature and is not intended to provide us with any means of avoiding our obligation to issue the shares underlying the Rights upon the occurrence of the Rights Trigger Event. Other than confirming that the Rights delivered by a registered holder are valid, we will have no ability to avoid delivery of the shares underlying the Rights.

The shares issuable upon conversion of the Rights will be freely tradable (except to the extent held by affiliates of ours). We will not issue fractional shares upon conversion of the Rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of Delaware law. As a result, you must hold Rights in multiples of 5 in order to receive shares for all of your rights upon the occurrence of the Rights Trigger Event. Further, there are no contractual penalties for failure to deliver securities to the holders of the Rights upon the occurrence of the Rights Trigger Event.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the rights agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. See “Risk Factors — Our rights agreement designates the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our rights, which could limit the ability of right holders to obtain a favorable judicial forum for disputes with our company.” This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum. We note, however, that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

Following the closing of this offering, and assuming approval by the Company's stockholders, the Company anticipates effecting a reverse split ratio at a ratio in the range between 1:5 to 1:20, inclusive (the "Reverse Split"). The Reverse Split and any future recapitalization, stock split, reverse stock split, reorganization, split-up, spin-off, exchange of Class A common stock, repurchase or other change in the corporate structure of the Company affecting the Class A common stock will proportionately adjust the shares of Class A common stock underlying the Rights and the Trigger Price.

Our Transfer Agent and Rights Agent

The transfer agent for our Class A common stock and our rights agent for our rights is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and rights agent, its agents and each of its shareholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

UNDERWRITING

Craft Capital Management LLC is acting as the lead book running manager of the offering, and we have entered into an underwriting agreement with them as representative of the underwriters named below. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to each underwriter named below, and each underwriter named below will severally agree to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of Units listed next to its name in the following table:

Name of Underwriter	Number of Units
Craft Capital Management LLC
Total

The underwriters committed to purchase all the Units offered by us. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations will be subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

We intend to agree to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the Units subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Discount

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us.

	Per Unit	Total
Public offering price	$	$
Underwriting discount (8%)	$	$
Proceeds, before expenses, to us	$	$

The underwriters propose to offer the Units offered by us to the public at the public offering price per Unit set forth on the cover page of this prospectus. In addition, the underwriters may offer some of the Units to other securities dealers at such price less a concession of ___% per Unit. If all of the Units offered by us are not sold at the public offering price per Unit, the underwriters may change the offering price per Unit and other selling terms by means of a supplement to this prospectus.

We will pay the out-of-pocket accountable expenses of the underwriters in connection with this offering. The underwriting agreement, however, provides that in the event the offering is terminated, any advance expense deposits paid to the underwriters will be returned to the extent that offering expenses are not actually incurred in accordance with FINRA Rule 5110(f)(2)(C).

We have agreed to pay the underwriters’ expenses relating to the offering, including (a) all filing fees and expenses relating to the registration with the SEC; (b) all FINRA filing fees; (c) all fees and expenses relating to the listing of the Company’s equity or equity-linked securities on an Exchange; (d) all fees, expenses and disbursements relating to the registration or qualification under the “blue sky” securities laws of such states and other jurisdictions as the underwriter may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of the Company’s “blue sky” counsel, which will be the underwriter’s counsel) unless such filings are not required in connection with the Company’s proposed Exchange listing; (e) all fees, expenses and disbursements relating to the registration, qualification or exemption under the securities laws of such foreign jurisdictions as the underwriter may reasonably designate; (f) the costs of all mailing and printing of the offering documents; (g) transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the underwriter; (h) the fees and expenses of the Company’s accountants; and (i) up to $75,000 for legal fees for the underwriter’s counsel.

We estimate that the total expenses of the offering payable by us, excluding underwriting discounts and commissions, will be approximately $150,000.

Discretionary Accounts

The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Representative’s Warrants

We have agreed to issue to the Representative or its designees Representative’s Warrants to purchase up to a total of 8% of the shares of Class A common stock sold in this offering. The Representative’s Warrants will be exercisable at $___ per sharewhich is equal to 110% of the public offering price of $___ per Unit at any time, and from time to time, in whole or in part, during the four and a half year period commencing 180 days from the commencement of sales in this offering (the “Commencement Date”), which period is in compliance with FINRA Rule 5110(e)(1). The Representative’s Warrants expire on the date which is five (5) years from the Commencement Date in compliance with FINRA Rule 5110. The Representative’s Warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(e)(1) of FINRA. The underwriters (or their permitted assignees under the Rule) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of five (5) years from the Commencement Date. The Representative’s Warrants provide for registration rights (including a one-time demand registration right at our expense and unlimited piggyback rights, each expiring five (5) years from commencement of sales of the offering) and customary anti-dilution provisions, as permitted by FINRA Rule 5110(g)(8). The exercise price and number of shares issuable upon exercise of the Representative’s Warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation.

Lock-Up Agreement

The Company has agreed not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any of shares of common stock of the Company or other securities convertible into or exercisable or exchangeable for the shares of common stock of the Company for a period of 30 days after offering is completed without the prior written consent of the Representative, except for (i) issuances upon exercise of currently outstanding options, warrants and other convertible securities; (ii) securities issuable further to the 2024 Equity Incentive Plan; and (iii) issuances of shares of common stock of the Company with a Securities Act restrictive legend or convertible securities for such shares of restricted common stock, and provided however, such securities do not have registration rights which require the filing of a resale registration statement within said 30 day period. The Representative may, in its sole discretion and without notice, waive the terms of this lock-up agreement.

Tail Period

The Representative shall be entitled to compensation under this Underwriting section, calculated in the manner set forth herein, with respect to any public or private offering or other financing or capital raising transaction of any kind (“Tail Financing”) to the extent that such financing is both (i) provided to the Company by investors that were, during the Term, contacted by Craft or contacted Craft about the Company, and (ii) such Tail Financing is consummated at any time within the 12-month period following the completion of the offering,

Electronic Offer, Sale and Distribution of Units

A prospectus in electronic format may be made available on the websites maintained by the underwriters, if any, participating in this offering and the underwriters participating in this offering may distribute prospectuses electronically. The underwriters may agree to allocate a number of Units for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriters that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the Registration Statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriters in their capacity as underwriters, and should not be relied upon by investors.

Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactionsor penalty bids.

•	Stabilizing transactions permit bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum and are engaged in for the purpose of preventing or retarding a decline in the market price of the shares while the offering is in progress.

•	Penalty bids permits the underwriters to reclaim a selling concession from a syndicate member when the shares originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our shares of common stock or preventing or retarding a decline in the market price of our shares of common stock. As a result, the price of our common stock or warrants in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on the Nasdaq Capital Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive Market Making

In connection with this offering, the underwriters may engage in passive market making transactions in shares of our Class A common stock on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the Units and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.

SELLING RESTRICTIONS

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Canada

The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of securities described in this prospectus may not be made to the public in that relevant member state other than:

●	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

●	to fewer than 100 or, if the relevant member state has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of this provision, the expression an “offer of securities to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the relevant member state) and includes any relevant implementing measure in the relevant member state. The expression 2010 PD Amending Directive means Directive 2010/73/EU

The sellers of the securities have not authorized and do not authorize the making of any offer of securities through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the securities as contemplated in this prospectus. Accordingly, no purchaser of the securities, other than the underwriters, is authorized to make any further offer of the securities on behalf of the sellers or the underwriters.

United Kingdom

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (the “FINMA”), and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

LEGAL MATTERS

The validity of our securities offered hereby will be passed upon for us by Manatt, Phelps & Phillips, LLP, Costa Mesa, California. Lucosky Brookman LLP, New York, New York, is acting as counsel for the underwriters.

EXPERTS

The financial statements as of December 31, 2024 and 2023, and for each of the two years in the period ended December 31, 2024, incorporated by reference from the Company’s Annual Report on Form 10-K for the period ended December 31, 2024, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as set forth in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act:

(1)	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 31, 2025;

(2)	the Company’s Current Reports on Form 8-K, filed with the SEC on March 11, 2025, March 26, 2025, March 31, 2025, and April 14, 2025; and

(3)	the description of our Shares incorporated by reference in our registration statement on Form 8-A, as amended (File No. 001-41703) filed with the Commission on May 15, 2023, including any amendment and report subsequently filed for the purpose of updating that description; and

(4)	with respect to each offering of the securities under this prospectus, all our subsequent annual reports on Form 10-K and any report on Form 8-K that indicates that it is being incorporated by reference that we file or furnish with the SEC on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of the offering by means of this prospectus.

Our Annual Report on Form 10-K for the period ended December 31, 2024 contains a description of our business and audited consolidated financial statements with a report by our independent auditors. The consolidated financial statements are prepared and presented in conformity with U.S. generally accepted accounting principles.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to: CaliberCos, Inc. Attention: Chief Financial Officer, 8901 E. Mountain View Rd. Ste. 150, Scottsdale, AZ 85258.

You should rely only on the information that we incorporate by reference or provide in this prospectus supplement and the accompanying base prospectus. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act, and do not contain all the information set forth in the registration statement. Since this prospectus supplement and the accompanying prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement or other document as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus form a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus supplement and the accompanying prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and, in accordance with these requirements, we file annual and current reports and other information with the SEC. You may inspect, read (without charge) and copy the reports and other information we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website at www.sec.gov that contains our filed reports and other information that we file electronically with the SEC.

We maintain a corporate website at ir.caliberco.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.

PROSPECTUS

$50,000,000

Class A Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

From time to time, we may offer up to From time to time, we may offer up to $50,000,000 of any combination of the securities described in this prospectus. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable antidilution provisions.

This prospectus provides a general description of the securities we may offer. Each time we offer securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.

Our Class A common stock, par value $0.001 (“Class A common stock”), is listed on The Nasdaq Capital Market under the symbol “CWD.” On June 13, 2024 the last reported sale price of our Class A common stock was $0.9345 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The Nasdaq Capital Market or any securities market or other exchange of the securities covered by the prospectus supplement. As of the date hereof, the aggregate market value of our Class A common stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3 is $9,651,074 which was calculated based on 10,327,527 shares of our Class A common stock outstanding held by non-affiliates and a price of $0.9345 per share, the closing price of our Class A common stock on June 13, 2024. As of the date of this prospectus, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to, and including, the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in public primary offerings on Form S-3 with a value exceeding more than one-third of our public float (as defined by General Instruction I.B.6) in any 12 calendar month period so long as our public float remains below $75 million.

We will sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 4 of this prospectus and contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 14, 2024

i

ABOUT THIS PROSPECTUS

This prospectus forms a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $50,000,000. This prospectus provides you with a general description of the securities we may offer.

Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information By Reference” before investing in any of the securities offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date of such document or that any information we have incorporated by reference is accurate on any date subsequent to the date of such document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, and securities are sold, on a later date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

ii

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus forms a part.

Unless the context indicates otherwise, as used in this prospectus, the terms “we,” “us,” “our,” “Caliber,” the “Company” and similar designations refer to CaliberCos Inc., a Delaware corporation.

About CaliberCos Inc.

Over the past 15 years, Caliber has grown into a leading diversified alternative asset management firm, managing more than $2.9 billion in assets under management and assets under development (“AUD”). Caliber’s primary goal is to enhance the wealth of accredited investors seeking to make investments in middle-market assets. We strive to build wealth for our clients by creating, managing, and servicing middle-market investment funds, private syndications, and direct investments. Through our funds, we invest primarily in real estate, private equity, and debt facilities. We market and fundraise to direct channels and to wholesale channels.

We believe that we provide investors attractive risk-adjusted returns by offering a balance of (i) structured offerings and ease of ownership, (ii) a pipeline of investment opportunities, primarily projects that range in value between $5.0 million and $50.0 million, and (iii) an integrated execution and processing platform. Our investment strategy leverages the local market intelligence and real-time data we gain from our operations to evaluate current investments, generate proprietary transaction flow, and implement various asset management strategies.

As an alternative asset manager, we offer a full suite of support services and employ a vertically integrated approach to investment management. Our asset management activities are complemented with transaction and advisory services, including development and construction management, acquisition and disposition expertise, and fund formation, which we believe differentiate us from other asset management firms. We earn the following fees from providing these services under our asset management platform:

•	Fund set-up fees are a one-time fee for the initial formation, administration, and set-up of the private equity real estate fund. These fees are recognized at the point in time when the performance under the contract is complete and are included in asset management revenues in the accompanying consolidated statements of operations. Fund set-up fees replaced fund formation fees that are earned at a point in time at a fixed rate based on the amount of capital raised into certain managed funds.

•	Fund management fees are generally based on 1.0% to 1.5% of the unreturned capital contributions in a particular fund and include reimbursement for costs incurred on behalf of the fund, including an allocation of certain overhead costs. These customer contracts require the Company to provide management services, representing a performance obligation that the Company satisfies over time. With respect to the Caliber Hospitality Trust, the Company earns a fund management fee of 0.7% of the Caliber Hospitality Trust’s enterprise value and is reimbursed for certain costs incurred on behalf of the Caliber Hospitality Trust. These revenues are included in asset management revenues in the accompanying consolidated statements of operations.

•	Financing fees are earned for services the Company performs in securing third-party financing on behalf of our private equity real estate funds. These fees are recognized at the point in time when the performance under the contract is complete, which is essentially upon closing of a loan. In addition, the Company earns fees for guarantying certain loans, representing a performance obligation that the Company satisfies over time. These revenues are included in asset management revenues in the accompanying consolidated statements of operations.

•	Development and construction revenues from contracts with customers include fixed fee arrangements with related party affiliates to provide real estate development services as their principal developer, which include managing and supervising third-party developers and general contractors with respect to the development of the properties owned by the funds. Revenues are generally based on 4.0% of the total expected costs of the development or 4.0% of the total expected costs of the construction project. Prior to the commencement of construction, development fee revenue is recognized at a point in time as the related performance obligations are satisfied and the customer obtains control of the promised service, including negotiation, due diligence, entitlements, planning, and design activities. During the construction period, development fee revenue is recognized over time as the performance obligations are satisfied. These revenues are included in asset management revenues in the accompanying consolidated statements of operations.

•	Brokerage fees are earned at a point in time at fixed rates for services performed related to acquisitions, dispositions, leasing, and financing transaction, and are included in asset management revenues in the accompanying consolidated statements of operations.

•	Performance allocations are an arrangement in which we are entitled to an allocation of investment returns, generated within the investment funds which we manage, based on a contractual formula. We typically receive 15.0% to 35.0% of all cash distributions from (i) the operating cash flow of each fund, after payment to the related fund investors of any accumulated and unpaid priority preferred returns and repayment of preferred capital contributions; and (ii) the cash flow resulting from the sale or refinance of any real estate assets held by each fund, after payment to the related fund investors of any accumulated and unpaid priority preferred returns and repayment of initial preferred capital contributions. Our funds’ preferred returns range from 6.0% to 12.0%, typically 6.0% for common equity or 10.0% to 12.0% for preferred equity, which does not participate in profits. Performance allocations are related to services which have been provided and are recognized when it is determined that they are no longer probable of significant reversal, which is generally satisfied when an underlying fund investment is realized or sold. These revenues are included in performance allocations in the accompanying consolidated statements of operations.

We have a number of development, redevelopment, construction, and entitlement projects that are underway or are in the planning stages, which we define as AUD. This category includes projects to be built on undeveloped land and projects to be built and constructed on undeveloped lands, which are not yet owned by our funds. Completing these development activities may ultimately result in income-producing assets, assets we may sell to third parties, or both. As of March 31, 2024, we are involved in the development of 2,240 multifamily units, 2,386 single family units, 2.6 million square feet of commercial and industrial, and 1.0 million square feet of office and retail. If all of these projects are brought to completion, the total cost capitalized to these projects, which represents total current estimated costs to complete the development and construction of such projects by us or a third party, is $2.1 billion, which we expect would be funded through a combination of undeployed fund cash, third-party equity, project sales, tax credit financing and similar incentives, and secured debt financing. We are under no obligation to complete these projects and may dispose of any such assets at any time. There can be no assurance that AUD will ultimately be developed or constructed because of the nature of the cost of the approval and development process and market demand for a particular use. In addition, the mix of residential and commercial assets under development may change prior to final development. The development of these assets will require significant additional financing or other sources of funding, which may not be available.

Additional Information

For additional information related to our business and operations, please refer to the reports incorporated herein by reference, as described under the caption “Incorporation of Certain Information By Reference” on page 26 of this prospectus.

Corporate Information

Caliber was originally founded as Caliber Companies, LLC, an Arizona limited liability company, organized under the laws of Arizona, and commenced operations in January 2009. In November 2014, the Company was reorganized as a Nevada corporation and in June 2018, we reincorporated in the state of Delaware.

Our principal offices are located at 8901 E. Mountain View Rd., Ste. 150, Scottsdale, Arizona 2223, and our telephone number is (480) 295-7600. Our website address is www.caliberco.com. Our website and the information contained on, or that can be accessed through, our website shall not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on any such information in making your decision whether to purchase our Class A common stock.

Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are available free of charge through the investor relations page of our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

The Securities We May Offer Under This Prospectus

We may offer shares of our Class A common stock, preferred stock, various series of debt securities and warrants to purchase any of such securities, or units to purchase any combination thereof, with a total value of up to $50,000,000 from time to time under this prospectus, together with any applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity, if applicable;

•	original issue discount, if any;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion, exchange or sinking fund terms, if any;

•	conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

•	ranking;

•	restrictive covenants, if any;

•	voting or other rights, if any; and

•	important United States federal income tax considerations.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus forms a part.

We may sell the securities directly to investors or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

•	the names of those underwriters or agents;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the estimated net proceeds to us.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus forms a part. The risks and uncertainties described in these risk factors are not the only ones facing us. Additional risks and uncertainties of which we are currently unaware or which we currently consider to be immaterial may also become important factors that affect us. You should read the section entitled “Special Note Regarding Forward-Looking Statements” below for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this prospectus. If any of these risks occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the value of our Class A common stock could decline, and you may lose some or all of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements regarding our business, financial condition, results of operations and prospects. Words such as, but not limited to “anticipate,” “aim,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “pro forma,” “project,” “seek,” “should,” “suggest,” “strategy,” “target,” “will,” “would,” and similar expressions or variations thereof are intended to identify forward-looking statements, but are not deemed to represent an all-inclusive means of identifying forward-looking statements as denoted in this prospectus. Additionally, statements concerning future matters are forward-looking statements. These statements include, among other things, statements regarding:

•	our history of losses and need for additional capital to fund our operations, our inability to obtain additional capital on acceptable terms, or at all, our ability to continue as a going concern, and our need to liquidate if we fail to obtain adequate funding, which could result in our stockholders receiving no value for their investment;

•	our ability to remain listed on The Nasdaq Capital Market, particularly in light of our current non-compliance with The Nasdaq Stock Market LLC’s $1.00 bid price rule;

•	our limited operating history and the difficulties encountered by a small developing company;

•	estimates regarding future revenue, expenses, capital requirements, and need for additional financing;

•	our estimates of the size of our market opportunities;

•	our ability to effectively manage our growth;

•	our ability to successfully enter new markets, manage our growth expansion and comply with any applicable laws and regulations;

•	the effects of increased competition from our market competitors;

•	significant disruption in, or breach in security of, our information technology systems and resultant interruptions in service and any related impact on our reputation;

•	the attraction and retention of qualified employees and key personnel;

•	the effectiveness of our internal controls;

•	changes in laws and government regulation affecting our business;

•	the impact of adverse economic conditions;

•	the sufficiency of our cash and cash equivalents to meet our liquidity needs and service our indebtedness;

•	outcomes of legal or administrative proceedings; and

•	other factors detailed under the section titled “Risk Factors.”

Although forward-looking statements in this prospectus reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by us. Consequently, forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, without limitation, those specifically addressed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, including our most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date made. We file reports with the Securities and Exchange Commission (the “SEC”), and our electronic filings with the SEC (including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and any amendments to these reports) are available free of charge on the SEC’s website at www.sec.gov.

We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this prospectus, except as required by law. Readers are urged to carefully review and consider the various disclosures made throughout the entirety of this prospectus, the applicable prospectus supplement and the documents incorporated by reference into this prospectus, which disclosures are designed to advise interested parties of the risks and factors that may affect our business, financial condition, results of operations and prospects.

USE OF PROCEEDS

Unless we inform you otherwise in the applicable prospectus supplement, we expect to use any net proceeds from this offering for general corporate purposes, including working capital and other general and administrative purposes. We may also use a portion of the net proceeds to acquire or invest in real estate assets, businesses, products and technologies that are complementary to our business. We have not reserved or allocated specific amounts for any of these purposes and we cannot specify with certainty how we will use any net proceeds, and the timing and amount of our actual expenditures will be based on many factors, including, among others, cash flows from operations and any growth of our business. Our management will have broad discretion in applying any net proceeds of this offering.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price on or through the facilities of the Nasdaq Capital Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale. Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of any underwriters, dealers or agents, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any overallotment or other option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than Class A common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.

Any underwriters or agents who are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions in the securities on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

DESCRIPTION OF CAPITAL STOCK

General

The following description summarizes the most important terms of our capital stock. This summary does not purport to be complete and is qualified in its entirety by the provisions of Caliber’s third amended and restated certificate of incorporation and amended and restated bylaws. For a complete description of Caliber’s capital stock, you should refer to the third amended and restated certificate of incorporation and amended and restated bylaws and to the applicable provisions of Delaware law.

We are authorized to issue up to 137,500,000 shares of capital stock, of which (i) 100,000,000 shares are Class A common stock with a par value $0.001 per share; (ii) 15,000,000 shares are Class B common stock with a par value $0.001 per share; and (iii) 22,500,000 shares are preferred stock with a par value of $0.001 per share.

Class A common stock

Voting. The holders of the Class A common stock are entitled to one (1) vote for each share of Class A common stock held at all meetings of stockholders (and written actions in lieu of meetings). The Class A common stock is not subject to cumulative voting. The Class A common stock and Class B common stock vote together as a single class on all matters submitted to a vote of our stockholders, except as may otherwise be required by law.

Dividends. Subject to the preferences applicable to the Preferred Stock, the holders of the Class A common stock are entitled to, on an equal basis with the holders of Class B common stock, receive dividends when and if declared by the Company’s board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock.

Class B common stock

Voting. The holders of the Class B common stock are entitled to ten (10) votes for each share of Class B common stock held at all meetings of stockholders (and written actions in lieu of meetings). The Class B common stock is not subject to cumulative voting. The Class A common stock and Class B common stock vote together as a single class on all matters submitted to a vote of our stockholders, except as may otherwise be required by law.

Dividends. Subject to the preferences applicable to the preferred stock, the holders of the Class B common stock are entitled to, on an equal basis with the holders of Class A common stock, receive dividends when and if declared by the Company’s board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock.

Shares of Class B common stock will automatically convert into Shares of Class A common stock on a share-for-share basis at the earlier of: (i) the date of the sale of all or substantially all of the stock or assets of the Corporation; (ii) transfer or sale of such shares to any person or entity not a holder of such Shares of Class B common stock on the date of adoption of the third amended and restated certificate of incorporation other than a trust or other entity established by a current holder of such Shares of Class B common stock for bona fide estate planning purposes; or (iii) three years following the date the common stock is first publicly traded.

Preferred Stock

The third amended and restated certificate of incorporation authorizes the Board to establish one or more series of preferred stock. The Board has the discretion to determine the preferences and relative, participating, optional and other special rights, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock.

Anti-Takeover Provisions

Certificate of Incorporation and Bylaws and Class B Common Stock

Because our stockholders do not have cumulative voting rights, our stockholders holding a majority of the outstanding shares of common stock outstanding will be able to elect all of our directors.

The foregoing provisions will make it more difficult for our existing stockholders to replace our Board of Directors as well as for another party to obtain control of us by replacing our Board of Directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our Board of Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions are intended to enhance the likelihood of continued stability in the composition of our Board of Directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are also designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of deterring hostile takeovers or delaying changes in our control or management.

In addition, the control vested in our founders by virtue of their holding of Class B common stock may discourage or impede takeover activities.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2∕3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Exclusive forum for adjudication of disputes provision which limits the forum to the Delaware Court of Chancery for certain stockholder litigation matters actions against the Company, which may limit an investor’s ability to obtain a favorable judicial forum for disputes with the Company or its directors, officers, employees or stockholders.

Section 7.06(a) of Article VII of our Bylaws dictates that, unless we consent in writing to the selection of an alternative forum, the Delaware Court of Chancery (or, if the Delaware Court of Chancery does not have jurisdiction, the federal district court for the State of Delaware) is, to the fullest extent permitted by law, the sole and exclusive forum for certain actions including derivative action or proceeding brought on behalf of the Company; an action asserting a breach of fiduciary duty owed by an officer, director, employee or to the stockholders of the Company; any claim arising under Delaware corporate law, our amended and restated certificate of incorporation or our amended and restated bylaws; and any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to the provisions of Section 7.06 of Article VII of our Bylaws.

However, Section 7.06(a) of Article VII of our Bylaws will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.

Furthermore, unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, or the rules and regulations promulgated thereunder. We note, however, that Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. There is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

A Delaware corporation is allowed to mandate in its corporate governance documents a chosen forum for the resolution of state law-based stockholder class actions, derivative suits and other intra-corporate disputes. With respect to such state law claims, the Company’s management believes limiting state law based claims to Delaware will provide the most appropriate outcomes as the risk of another forum misapplying Delaware law is avoided, Delaware courts have a well-developed body of case law and limiting the forum will preclude costly and duplicative litigation and avoids the risk of inconsistent outcomes. Additionally, Delaware Chancery Courts can typically resolve disputes on an accelerated schedule when compared to other forums.

The choice of forum provisions contained in the Company’s Bylaws may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company or any of its directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims. Alternatively, the enforceability of similar choice of forum provisions in other issuers’ bylaws and certificates of incorporation has been challenged in legal proceedings, and it is possible that in connection with any applicable action brought against the Company, a court could find the choice of forum provisions contained in the Company’s Bylaws to be inapplicable or unenforceable in such action. As a result, the Company could incur additional costs associated with resolving such actions in other jurisdictions, which could harm the Company’s business, operating results and financial condition.

Listing

Our Class A common stock is listed on The Nasdaq Capital Market under the trading symbol “CWD.”

Transfer Agent and Registrar

Our transfer agent and registrar for our Class A common stock is Continental Stock Transfer & Trust Company. The transfer agent and registrar’s address is 1 State Street, 30th floor, New York, NY 10004.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.

We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement of which this prospectus forms a part. We use the term “indentures” to refer to either the senior indenture or the subordinated indenture, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939 (the “Trust Indenture Act”) as in effect on the date of the indenture. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

Each indenture provides that debt securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Neither indenture limits the amount of debt securities that may be issued thereunder, and each indenture provides that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

•	We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our Class A common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our Class A common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction

The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate, satisfactory in form to the indenture trustee.

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.

Events of Default Under the Indenture

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	the maturity date and the date or dates on which principal will be payable;

•	the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place or places where payments will be payable;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	whether we will be restricted from incurring any additional indebtedness;

•	a discussion of any material or special U.S. federal income tax considerations applicable to a series of debt securities;

•	the form of debt securities;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be convertible into shares of Class A common stock or other securities and, if so, the terms and conditions upon which such debt securities will be so convertible, including the conversion price and the conversion period;

•	if other than the principal amount thereof, the portion of the principal amount of debt securities which shall be payable upon declaration of acceleration of the maturity thereof;

•	any additional or different events of default or restrictive covenants provided for with respect to the debt securities; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our Class A common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our Class A common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction

The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate, satisfactory in form to the indenture trustee.

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.

Events of Default Under the Indenture

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our Class A common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our Class A common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction

The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate, satisfactory in form to the indenture trustee.

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.

Events of Default Under the Indenture

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

•	if we fail to observe or perform any other covenant set forth in the debt securities of such series or the applicable indentures, other than a covenant specifically relating to and for the benefit of holders of another series of debt securities, and our failure continues for 90 days after we receive written notice from the debenture trustee or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur as to us.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the debenture trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and premium and accrued and unpaid interest, if any, on all debt securities of that series. Before a judgment or decree for payment of the money due has been obtained with respect to debt securities of any series, the holders of a majority in principal amount of the outstanding debt securities of that series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, premium, if any, and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the applicable indenture (including payments or deposits in respect of principal, premium or interest that had become due other than as a result of such acceleration). We refer you to the applicable prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder previously has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•	the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

•	the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series (or at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the applicable debenture trustee regarding our compliance with specified covenants in the applicable indenture.

Modification of Indenture; Waiver

The debenture trustee and we may change the applicable indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture; and

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series issued pursuant to such indenture.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) that is affected. However, the debenture trustee and we may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities;

•	reducing the principal amount of discount securities payable upon acceleration of maturity;

•	making the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment or waiver.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	maintain a register;

•	the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	duly and punctually pay or cause to be paid amounts owing with respect to the debt securities;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged with respect to a series, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange, and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange or in the applicable indenture, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase shares of our Class A common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement relating to the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the exercise price for shares of our Class A common stock and the number of shares of Class A common stock to be received upon exercise of the warrants;

•	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

•	if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the Class A common stock, preferred stock and/or debt securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants may be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS

General

We may issue rights to our stockholders to purchase shares of our Class A common stock, preferred stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, preferred stock, Class A common stock or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights. We will provide in a prospectus supplement the following terms of the rights being issued:

•	the date of determining the stockholders entitled to the rights distribution;

•	the aggregate number of shares of Class A common stock, preferred stock or other securities purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

•	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

•	the method by which holders of rights will be entitled to exercise;

•	the conditions to the completion of the offering, if any;

•	the withdrawal, termination and cancellation rights, if any;

•	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

•	whether stockholders are entitled to oversubscription rights, if any;

•	any applicable material U.S. federal income tax considerations; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of Class A common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the shares of Class A common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units consisting of Class A common stock, preferred stock, one or more debt securities, warrants or rights for the purchase of Class A common stock, preferred stock and/or debt securities in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Debt Securities,” “Description of Warrants” and “Description of Rights” will apply to each unit, as applicable, and to any Class A common stock, preferred stock, debt security, warrant or right included in each unit, as applicable.

Unit Agent

The name and address of the unit agent, if any, for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon by Manatt, Phelps & Phillips, LLP, Costa Mesa, California.

EXPERTS

The financial statements of CaliberCos Inc. incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial reports are incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Any statement made in this prospectus or the applicable prospectus supplement concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified by reference to the actual document. You should rely only on the information contained in the registration statement this prospectus, and the applicable prospectus supplement or the information incorporated by reference into this prospectus or the applicable prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including Caliber. The address of the SEC website is www.sec.gov.

We maintain a website at www.caliberco.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus, and our reference to the address for our website is intended to be an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of this prospectus and prior to the time that we sell all of the securities offered by this prospectus or the earlier termination of the offering, and (2) after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement (except in each case the information contained in such documents to the extent “furnished” and not “filed”). The documents we are incorporating by reference as of their respective dates of filing are:

•	our Annual on Form 10-K for the fiscal year ended December 31, 2023, as filed with the Commission on April 15, 2024, as amended by that Amendment No. 1 to the Annual Report on Form 10-K/A for the fiscal year ended December 31, 2023 filed with the Commission on April 29, 2024;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the Commission on May 10, 2024;

•	our Current Reports on Form 8-K filed with the SEC on April 5, 2024 and May 17, 2024 (except for the information furnished under Items 2.02 or 7.01 and the exhibits thereto); and

•	the description of our common stock, which is contained in the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed on April 15, 2024, including any amendments or supplements thereto.

In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus and deemed to be a part of this prospectus from the date of filing of such reports and documents. Notwithstanding the foregoing, we are not incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the registration statement of which this prospectus forms a part to the extent that a statement contained in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by calling us at (480) 295-7600 or by contacting: 8901 E. Mountain View Rd. Ste. 150, Scottsdale, Arizona 85258, Attn: Corporate Secretary. In addition, copies of any or all of the documents incorporated herein by reference may be accessed at our website at www.caliberco.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus, and our reference to the address for our website is intended to be an inactive textual reference only.

___ Units

CALIBERCOS INC.

Each Unit Consisting of One Share of Class A Common Stock and

One Right to Receive a Portion of One Share of Class A Common Stock

PROSPECTUS SUPPLEMENT

Craft Capital Management LLC

April ___, 2025